Exhibit 3.27

CERTIFICATE OF AMENDMENT

OF THE
ARTICLES OF ORGANIZATION
OF
CALSPAN GENESEE, LLC
__________________________________
Under Section 211 of the
New York Limited Liability Company Law
The undersigned, being the authorized person of Calspan Genesee, LLC hereby certifies that:
1.The name of the Company is Calspan Genesee, LLC.
2.The Articles of Organization were filed by the New York State Department of State on April 25, 2023.
3.Article 1 of the Articles of Organization is amended to change the name of the Company to Calspan, LLC. In order to effect said amendment, Article 1 is hereby amended to read in its entirety as follows:
“1.    The name of the Limited Liability Company shall be Calspan, LLC”
IN WITNESS WHEREOF, the undersigned has subscribed this Certificate of Amendment this 1st day of May, 2023.
/s/ Peter Sauer
Peter Sauer, Authorized Person

UNI-37

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
OF
CALSPAN GENESEE, LLC
Under and. Pursuant to Section 211 of the Limited Liability Company Law
of the State of New York

Lippes Mathias LLP
50 Fountain Plaza, Suite 1700
Buffalo, NY 14202-2216
Customer Reference # CALSP48170

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